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                                                                    EXHIBIT 10.4

                              AMENDMENT NO. 1 TO
               STOCK AND PARTNERSHIP INTEREST PURCHASE AGREEMENT


          This Amendment No. 1, dated as of September 28, 1998, amends the terms and conditions of that certain Stock and Partnership Purchase Agreement between Eastern Environmental Services, Inc. and the shareholders and partners of Empire Wrecking Corp., Northeast Hauling Company, Inc., Hillside Maintenance Corporation, Pucillo and Companies Environmental Recovery, Inc. and 1420 Chestnut Avenue Associates (a partnership), dated as of August 6, 1998 (the "Stock Purchase Agreement" a copy of which is attached hereto), as set forth herein:


                                   RECITALS


          WHEREAS, the Stock Purchase Agreement, together with all schedules and exhibits thereto, was executed by Eastern Environmental Services, Inc. ("Eastern"), and Domenick Pucillo, Chester Pucillo, Lawrence Pucillo and Gary Feldman (collectively, the "Sellers"); and

          WHEREAS, Eastern and the Sellers have agreed that certain terms of the Stock Purchase Agreement shall be modified as set forth herein, and that the Stock Purchase Agreement, as amended, shall remain in full force and effect;

          NOW, THEREFORE in consideration of the mutual promises, terms and conditions set forth herein and other good and valuable consideration, received to the full satisfaction of each of them, the parties hereto covenant and agree as follows:

          1.  Amendments.  The terms and conditions of the Stock Purchase
              ----------
Agreement are hereby amended as follows:


              (a) All references in the Stock Purchase Agreement to Pucillo and Companies Environmental Recovery, Inc., or the defined terms "PI" and "PCI" are hereby deleted.

              (b) Section 1.2 of the Stock Purchase Agreement is deleted in its entirety and replaced by the following new Section 1.2:

                  "Section 1.2 Time and Place for Closing. Closing
                               --------------------------
                  under this Agreement shall take place within five
                  (5) business days after all conditions precedent including those set forth in Section 7.7 and Section
                  8.5 (regarding governmental approvals and consents) have been satisfied (provided that all Schedules and all financial information required to be delivered by Sellers to Eastern have been delivered by that
                  date), and simultaneously with the Closing on that certain Stock Purchase Agreement of even date herewith between Eastern as the Purchaser and Domenick Pucillo, Chester Pucillo, Lawrence Pucillo, and Angela Maria Pucillo as the
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                  Sellers, (the "Stock Purchase Agreement") time being
                  of the essence, at the office of Eastern
                  Environmental Services, Inc., 1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054, or such other time and place as the parties hereto may agree upon. The parties expect to close by October 31, 1998. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by a written notice sent by Eastern to Sellers."

              (c) Section 1.3(a) of the Stock Purchase Agreement is deleted in its entirety and replaced by the following new Section 1.3(a):

                  "Section 1.3 Agreement to Sell Stock of Companies;
                               ------------------------------------
                  Consideration. (a) At the Closing, each of the
                  -------------
                  Sellers agrees to transfer and deliver to Eastern all of the Company Shares and Partnership Interests owned by such Seller, as applicable, and Eastern shall deliver to Sellers shares of the common stock of Eastern having a value of $13,750,000 (the "EESI Stock"), subject to adjustment as provided herein in this Section 1.3, each share being valued at $30.50 ("Per Share Value"). The value of the aggregate number of shares of EESI Stock to be delivered to Sellers shall be reduced, dollar for dollar, by the amount of liabilities of the Companies as of the Closing Date ("Company Debt"); except that if the Company Debt is increased after the date hereof to buy new equipment to service new customers, and Eastern approves in writing the acquisition of such new equipment, the increase in liabilities to finance that new equipment will not be included in Company Debt for the purposes of computing the amount of EESI Stock to be delivered to Sellers. The Company Debt as of the date of this Agreement is listed by creditor on Schedule 1.3(a) attached hereto. Immediately prior to the Closing, the Sellers shall update Schedule 1.3(a). In the Event that Eastern and Ocho Acquisition Corporation, a Delaware corporation, have consummated their contemplated merger (the "Merger") prior to the Closing, Eastern shall be permitted to assign its rights and obligations hereunder to its ultimate parent corporation, Waste Management, Inc., a Delaware corporation ("WMI"), and then WMI may tender its freely tradeable registered stock in an amount equal to the number of shares that would have been issued pursuant to the Merger with respect to the number of Eastern shares that would have been tendered by Eastern hereunder, provided, that to the extent required by the Merger, cash may be tendered for fractional shares."

              (d) Schedule 1.3(b) is deleted in its entirety and replaced by the new Schedule 1.3(b) attached hereto.

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          (e) Section 1.3(c) is added to the Stock Purchase Agreement and reads as follows:

              "Provided that the Companies have accrued at least $1,000,000 of liability during the six month period ending December 31, 1997 for fines and costs to the New Jersey Department of Environmental Protection, then all obligations of the Companies which were accrued for, payable to the State of New Jersey, Department of Environmental Protection, pursuant to the Administrative Consent Order signed on behalf of the New Jersey Department of Environmental Protection on September 15, 1998 shall be deemed a Company Debt to be taken into account under
              Section 1.3(a) as a negative adjustment to the consideration. Eastern will then take all action necessary or appropriate to cause the Companies to pay such obligation."

          (f) Section 1.3(d) is added to the Stock Purchase Agreement and reads as follows:

              "Inter-company Debts. Attached hereto as
               -------------------
              Schedule 1.3(d) is a list of all inter-company liabilities, together with a copy of the applicable interest bearing demand notes and applicable personal guarantees of the Sellers other than Gary Feldman. Each demand note is a bona fide obligation of the obligor, is in full force and effect, and has a fair market value equal to the balance due thereon. Within two (2) days after the Closing Date, Eastern shall take all action necessary or appropriate to cause the inter-company liabilities to be satisfied in full. At such time as the inter-company liabilities are satisfied, the applicable demand note will be marked paid, and Eastern shall deliver to each Seller a copy of his personal guarantee marked satisfied. In addition, if Eastern fails to cause the inter-company debt to be satisfied in full, Eastern will indemnify the Sellers on their personal guarantees."

          (g) Section 1.5(b) of the Stock Purchase Agreement is deleted in its entirety and replaced by the following new Section 1.5(b):

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              "(b) Intentionally Left Blank."

          (h) Section 1.5(d) of the Stock Purchase Agreement is deleted in its entirety and replaced by the following new Section 1.5(d):

              "(d) by Eastern or Sellers, if the Closing shall not have occurred by November 30, 1998, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Articles VII or VIII hereof, as applicable (through no fault or breach by the terminating party). However, if the only conditions to Closing which have not been satisfied are the conditions set forth in Sections 7.7 and 8.5 (relating to government approvals and consents), the date of November 30, 1998, shall be extended by up to six (6) months, at the option of Eastern or Sellers, to be exercised through written notice to Sellers or Eastern, as applicable."

          (i) The last two sentences of Section 1.5 of the Stock Purchase Agreement are deleted in their entirety and replaced by the following two sentences:

              "In the event this Agreement is terminated pursuant to clauses (a) or (d) of this Section 1.5, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Sections 1.5,
              Article IX, Section 10.1, Section 10.2 and Section 10.16 shall survive and continue in full force and effect, notwithstanding termination. If this Agreement is terminated, all due diligence and other documentation delivered to Eastern by the Companies and Sellers shall be returned to the Sellers."

          (j) Schedule 1.7(h) is deleted in its entirety and replaced by the new
Schedule 1.7(h) attached hereto.

          (k) Section 3.8(c) of the Stock Purchase Agreement is deleted in its entirety and replaced by the following new Section 3.8(c):

              "(c) At Closing, the Companies on a consolidated basis shall have working capital consisting of current assets (each determined in accordance with GAAP) in an amount no less than the amount they have had on an historic basis as reflected on the Financial Statements, but not less than zero. It is acknowledged that current assets shall include cash, cash equivalents, pre-paid expenses and accounts receivable, and current liabilities shall include accounts payable, accrued expenses (including the current portion of the

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              Companies' payroll and sales tax liability), and accrued
              vacation pay."

          (l) "Section 3.8(d) is added to the Stock Purchase Agreement and reads as follows:

              "Eastern acknowledges that EW is liable to Domenick Pucillo and Chester Pucillo pursuant to an agreement made July 1, 1996, by and between each of Domenick Pucillo and Chester Pucillo requiring the payment of $62,500 ($31,250 up front and $31,250 over six months) upon an ownership change. In addition, Eastern acknowledges that NHL is liable to Gary Feldman pursuant to an agreement made December 1, 1997 by and between NHL and Gary Feldman requiring the payment of $100,000 in a lump sum to Gary Feldman upon an ownership change. Notwithstanding Section 1.3(a) above, the amounts payable by EW to Domenick Pucillo and Chester Pucillo and the amount payable by NHL to Gary Feldman referred to above shall not be included in Company Debt described in Section
              1.3 and therefore will not require a negative adjustment to the consideration due the Sellers. Subject to the terms of said agreements and the absence of any violation of any other agreements with EW or NHL or Eastern, promptly following the Closing, Eastern shall take all action necessary or appropriate to cause EW to timely pay said sums to Domenick Pucillo and Chester Pucillo as and when due and to cause NHL to timely pay said sums to Gary Feldman as and when due."

          (m) Section 4.6 is added to the Stock Purchase Agreement and reads as follows:

          "Section 4.6 Due Diligence.    Eastern acknowledges that
           -------------------------
          Section 1.5(b) of the Stock Purchase Agreement has been deleted and, therefore, Eastern no longer has the right to terminate in its sole discretion if it is not satisfied with its due diligence."

          (n) Section 9.5 of the Stock Purchase Agreement is deleted in its entirety and replaced by the following new Section 9.5:

              "Section 9.5 Survival of Claim.  All of the respective
                           -----------------
              representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions

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              contemplated by this Agreement as follows: (i) all
              representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section
              3.10 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Companies by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in
              (i) above shall survive until twelve (12) months from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon a representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty."

          (o) Section 9.6 of the Stock Purchase Agreement is deleted in its entirety and replaced by the following new Section 9.6:

              "Section 9.6 Indemnification Threshold. No
                           -------------------------
              Indemnification Demand shall be made under this Article IX until such time that the party making an Indemnification Demand believes, in good faith, that it has a claim or claims for indemnity totaling Sixty-Seven Thousand Seven Hundred and Fifty Dollars ($67,750) or more, singly or in the aggregate, and no Indemnifying Party shall have any liability to an Indemnified Party until the damages to the Indemnified Party exceed a cumulative aggregate total of $67,750. Once cumulative aggregate damages exceed $67,750, the Indemnifying Party shall be liable for all damages to the Indemnified Party, including the first $67,750 of damages. Notwithstanding anything else contained herein to the contrary, the obligations of the Sellers pursuant to the indemnification contained in Section 9.1 shall be limited to seventy-five percent (75%) of the Closing Date Value of the EESI Stock (as defined below) delivered in consideration for the purchase of Domenick Pucillo Disposal, Inc., John B. Pucillo & Sons Sanitation Services, Inc., Tri-State Recycling & Fibers, Inc., Empire Wrecking Corp., Interstate Recycling Corp., Northeast Hauling Company, Inc., Hillside Maintenance Corporation and 1420 Chestnut Avenue Associates (a partnership). For purposes of this Article IX, the term "Closing Date Value of the EESI Stock" shall mean the value of the number of shares of EESI Stock delivered multiplied by the closing price of Eastern's common stock on the NASDAQ Stock Market on the Closing Date."

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     2.   Full Force and Effect.  Except as specifically amended herein, all
          ---------------------
provisions of the Stock Purchase Agreement shall remain in full force and effect.

     3.   Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the internal laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the applications of the laws of any jurisdiction other than the State of New Jersey.

     4.   Counterparts.  This Amendment may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signatures.




     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                  EASTERN ENVIRONMENTAL SERVICES, INC.



                                  BY:     /s/ ROBERT M. KRAMER
                                         ------------------------
                                  TITLE: EXECUTIVE VICE PRESIDENT



                                  SELLERS:



 /s/ DOMENICK PUCILLO                     /s/ CHESTER PUCILLO
----------------------                   --------------------
DOMENICK PUCILLO                         CHESTER PUCILLO


 /s/ LAWRENCE PUCILLO                     /s/ GARY FELDMAN
----------------------                   --------------------
LAWRENCE PUCILLO                         GARY FELDMAN

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